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                                                                    EXHIBIT 23.1

    As independent public auditors, we hereby consent to the use in this Registration Statement of our report, dated April 29, 1998 on United Pan-Europe Communications N.V. for the years ended December 31, 1997 and 1996 and the six months ended December 31, 1995, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        ARTHUR ANDERSEN

Amstelveen, The Netherlands

January 12, 1999